Exhibit 99.1

Wilson Greatbatch Technologies, Inc. Reports Record Quarterly Sales; Increases Sales and Earnings Guidance for 2005

    CLARENCE, N.Y.--(BUSINESS WIRE)--May 3, 2005--Wilson Greatbatch Technologies, Inc. (the "Company") (NYSE: GB) today reported its results for the first quarter ended March 31, 2005.

    Business Summary

    -- Recorded all-time record sales results of $56.4 million, led by strong sales of ICD batteries, enclosures, coated components and commercial power sources.

    -- Shipped the first assembly products from facility in Tijuana, Mexico. Remaining construction phases of Tijuana facility are proceeding as planned.

    -- Completed the construction of medical battery portion of new advanced battery plant in Alden, NY. Began moving the manufacturing equipment from existing medical battery plant and expect to complete move by mid 2005. Planning for the capacitor manufacturing move is underway and expect to complete construction by mid 2005. Anticipate the move will complete by the third quarter of 2005.

    -- Signed a modification to an existing agreement with a major customer, which includes a significant increase in contractual minimum quantities of wet tantalum capacitors and extended agreement through the first quarter of 2006.

    -- Successfully completed 2004 Sarbanes-Oxley Section 404 assessment and received an unqualified audit opinion from independent auditors.

    Net sales totaled $56.4 million during the first quarter of 2005, an increase of 2% from the first quarter of 2004. Net income totaled $4.0 million, and diluted earnings per share were $0.19; compared to $0.29 in the prior year.
    The Company included the effect of the conversion of the convertible subordinated notes into common stock in the weighted average share and diluted earnings per share calculations using the if-converted method, as long as the effect is dilutive. There was no impact on the first quarter of 2005. The impact on the first quarter of 2004 resulted in a restatement of diluted earnings per share of $0.02, from $0.31 to $0.29 per share.
    Edward F. Voboril, Chairman, President and Chief Executive Officer commented, "We are very pleased with the record sales results and the strong start to 2005. The CRM market growth remains very healthy as evidenced by our strong sales in our ICD batteries and enclosure products. In addition, we are placing increased selling and marketing emphasis on our commercial battery product line, which is already resulting in additional volume."
    "The increased sales volume coupled with the cost reductions programs put in place, resulted in earnings per share of $0.19 for the first quarter. These earnings are inclusive of $2.4 million in selective pre-tax charges primarily for severance and for start-up expenses pertaining to the Tijuana, Mexico facility. In the quarter, we commenced shipments on assembly products manufactured in Tijuana, which marks an important strategic milestone for the Company," Voboril concluded.

    Sales Summary

    The following table summarizes the Company's sales by business unit and major product line for the first quarters of 2005 and 2004 (in thousands):

Business Unit/Product Lines                  2005     2004        %
                                           1st Qtr   1st Qtr    Change
------------------------------------------ -------- --------- --------
Implantable Medical Components ("IMC"):
------------------------------------------ -------- --------- --------
       ICD Batteries                        $10,751    $9,420     +14%
------------------------------------------ -------- --------- --------
       Pacemaker & Other Batteries            5,255     5,694      -8%
------------------------------------------ -------- --------- --------
       ICD Capacitors                         4,297     8,408     -49%
------------------------------------------ -------- --------- --------
       Feedthroughs                          13,682    13,727      +0%
------------------------------------------ -------- --------- --------
       Enclosures                             6,547     5,397     +21%
------------------------------------------ -------- --------- --------
       Other Medical                          7,333     5,632     +30%
------------------------------------------ -------- --------- --------
Total Implantable Medical Components         47,865    48,278      -1%
------------------------------------------ -------- --------- --------
Electrochem Commercial Power ("ECP")          8,493     7,247     +17%
------------------------------------------ -------- --------- --------
    Total Sales                             $56,358   $55,525      +2%
------------------------------------------ -------- --------- --------

    The decrease in capacitor sales, due to lower demand by a major customer, was partially offset by increased volume for ICD batteries and enclosures, and a significant increase in coated component sales reflecting higher demand for the Company's titanium nitride coatings. The Company commenced shipments on its assembly components at its Tijuana facility in March 2005. Sales for these assembly components were de minimis and are included in the Other Medical category. The 17% increase in ECP sales is primarily due to increased demand for power sources used in pipeline inspections. Driving this increase in demand is Federal legislation, which requires more frequent inspections, and an increase in our sales and marketing commercialization efforts.

    Profit & Loss Summary

    The following table summarizes selected information derived from the condensed consolidated statement of operations for the first quarters in 2005 and 2004 (in thousands):

                                      2005         2004           %
                                     1st Qtr      1st Qtr      Change
-------------------------------------------- ------------ ------------
Gross Profit                         $20,787      $23,175       -10%
-------------------------------------------- ------------ ------------
Gross Margin                           36.9%        41.7%
-------------------------------------------- ------------ ------------

-------------------------------------------- ------------ ------------
SG&A Expenses                        $6,766       $6,925       - 2%
-------------------------------------------- ------------ ------------
SG&A Expenses as % of Sales            12.0%        12.5%
-------------------------------------------- ------------ ------------

-------------------------------------------- ------------ ------------
RD&E Expenses, net                   $4,401       $4,881       -10%
-------------------------------------------- ------------ ------------
RD&E Expenses, net as % of Sales        7.8%         8.8%
-------------------------------------------- ------------ ------------

-------------------------------------------- ------------ ------------
Other Operating Expense              $2,388         $221      +981%
-------------------------------------------- ------------ ------------

-------------------------------------------- ------------ ------------
Operating Income                     $6,274      $10,373      - 40%
-------------------------------------------- ------------ ------------
Operating Margin                       11.1%        18.7%
-------------------------------------------- ------------ ------------

-------------------------------------------- ------------ ------------
Effective Tax Rate                     30.0%        30.5%
-------------------------------------------- ------------ ------------

    The decrease in gross margin of 480 basis points was primarily due to excess capacity costs at the Tijuana, Mexico plant and at the wet tantalum capacitor facility.
    The lower SG&A expenses is primarily due to the cost reduction measures put in place in the second half of 2004.
    The decrease in RD&E expenses is primarily due to engineering cost reduction measures and increased reimbursement on new product development projects.
    The increase in other operating expenses is primarily due to severance costs of $1.5 million, asset write-offs of $0.5 million, and $0.4 million for expenses related to the closure of the Carson City plant and the transfer of the manufacturing operation to the Tijuana facility.

    Outlook

    Considering the Company's first quarter performance and the prevailing strength of the core Medical and Commercial markets, the Company now expects sales to be in the range of $210 to $225 million; an increase of $5 million from the previous sales guidance range. The Company also increased its earnings per share guidance by $0.05 and is now anticipating earnings per share will be in the range of $0.12 to $0.20. As previously announced, this earnings guidance includes selective charges of $0.60 - $0.63 per share, representing costs for the Alden and Tijuana startups, excess capacity, restructuring charges and the Carson City plant consolidation. Capital spending is expected to be in the range of $30 to $35 million, unchanged from the Company's previous guidance.
    Earnings per share guidance for 2005 excludes the effect of expensing stock options. Consistent with the Securities and Exchange Commission's announcement amending the compliance dates for Financial Accounting Standards Board Statement ("FAS") 123R, the Company will begin implementing FAS123R when it becomes effective, which is currently anticipated to be the first quarter of 2006.

    Conference Call

    Mr. Voboril and Lawrence P. Reinhold, the Company's Executive Vice President and Chief Financial Officer, will discuss first quarter 2005 financial results in a conference call scheduled for today, Tuesday, May 3, at 10:00 a.m. EDT. The conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com or at CCBN's individual investor center at www.companyboardroom.com. The webcast will also include presentation visuals. The webcast will be archived on both websites for future on-demand replay.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement our cost reduction initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, including Exhibit 99.1 thereto, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Wilson Greatbatch Technologies

    Wilson Greatbatch Technologies, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications.
Additional information about the Company is available at www.greatbatch.com.

                 WILSON GREATBATCH TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                              (Unaudited)
                (In thousands except per share amounts)

                                                  Three months ended
                                                       March 31
                                                      2005      2004

Sales                                               $56,358   $55,525
Cost of sales                                        35,571    32,350
                                                 ---------- ----------
       Gross profit                                  20,787    23,175
Selling, general and administrative expenses          6,766     6,925
Research, development and engineering costs, net      4,401     4,881
Amortization of intangible assets                       958       775
Other operating expense, net                          2,388       221
                                                 ---------- ----------
     Operating income                                 6,274    10,373
Interest expense                                      1,131     1,160
Interest income                                        (575)     (313)
Other expense (income), net                               -         2
                                                 ---------- ----------
     Income before income taxes                       5,718     9,524
Provision for income taxes                            1,715     2,905
                                                 ---------- ----------
     Net income                                      $4,003    $6,619
                                                 ========== ==========

Diluted earnings per share                            $0.19     $0.29

                 WILSON GREATBATCH TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                              (Unaudited)
                            (In thousands)

ASSETS                                         March 31,  December 31,
                                                  2005        2004
Current assets:
  Cash and cash equivalents                      $78,860      $89,473
  Short-term investments                           6,876        2,759
  Accounts receivable, net                        29,672       24,288
  Inventories                                     32,277       34,027
  Refundable income taxes                          3,972        3,673
  Deferred income taxes                            3,622        3,622
  Prepaid expenses and other current assets        5,987        4,637
                                              ---------- -------------
          Total current assets                   161,266      162,479

Property, plant, and equipment, net               97,791       92,210
Intangible assets, net                            63,021       63,984
Goodwill                                         156,772      156,772
Other assets                                       4,317        4,493
                                              ---------- -------------
Total assets                                    $483,167     $479,938
                                              ========== =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $7,006       $8,971
  Accrued expenses and other current
   liabilities                                    14,840       18,109
  Current portion of long-term debt                  890        1,000
                                              ---------- -------------
           Total current liabilities              22,736       28,080

Long-term debt, net of current portion               408          652
Convertible subordinated notes                   170,000      170,000
Deferred income taxes                             26,988       25,029
                                              ---------- -------------
           Total liabilities                     220,132      223,761
                                              ---------- -------------

Stockholders' equity:
  Preferred stock                                      -            -
  Common stock                                        21           21
  Additional paid-in capital                     214,791      212,131
  Deferred stock-based compensation                 (693)        (833)
  Treasury stock, at cost                              -          (95)
  Retained earnings                               48,974       44,971
  Accumulated other comprehensive income             (58)         (18)
                                              ---------- -------------
           Total stockholders' equity            263,035      256,177
                                              ---------- -------------
Total liabilities and stockholders' equity      $483,167     $479,938
                                              ========== =============


    CONTACT: Wilson Greatbatch Technologies, Inc.
             Lawrence P. Reinhold, 716-759-5602
             lreinhold@greatbatch.com
              or
             Anthony W. Borowicz, 716-759-5809
             tborowicz@greatbatch.com